Exhibit 99.1

CONSOLIDATED WATER CO. LTD.

REPORTS SECOND QUARTER 2018 RESULTS

Core Desalination Business Drives Steady Revenues and Earnings

Further Progress Achieved on Rosarito Project

Second Quarter 2018 Total Revenues Increased 3.9% to $15.9 million; Gross Profit Was $6.6 Million, Up 2.2% Year-Over-Year

Net Income Attributable to Consolidated Water Stockholders Increased to $2.2 Million, or $0.14 per Fully Diluted Share

GEORGE TOWN, Cayman Islands, August 9, 2018 — Consolidated Water Co. Ltd. (NASDAQ: CWCO), a leading developer and operator of seawater desalination plants, reported financial and operating results for its second quarter ended June 30, 2018.

Management Commentary

President and CEO Rick McTaggart commented: “Our core desalination business continued to perform well in the second quarter, and revenues in our manufacturing segment nearly doubled on an unconsolidated basis. However, similar to the first quarter, a portion of our manufacturing segment’s production, equivalent to $1.1 million in the second quarter and $1.8 million year-to-date, was allocated for our internal use in the refurbishment of our Windsor plant in the Bahamas and our Governor’s Harbor plant in the Cayman Islands, and was not recognized as revenue. These internal projects have obscured the year-over-year improvement in our manufacturing segment. Looking forward, we expect manufacturing sales to continue to improve based on orders in hand for the remainder of this year.”

“We made significant progress on our Rosarito project during the second quarter by achieving several important milestones. Specifically, (i) we signed an amended public private partnership agreement, which addressed foreign currency exchange and interest rate adjustment concerns related to the project; (ii) we obtained additional rights of way for the project’s aqueduct and now have the majority of such rights of way required for the project; and (iii) we signed the turn-key engineering, procurement and construction contract with Suez for the desalination plant and aqueduct. These accomplishments have moved us forward in line with our expectations for completion of the conditions of the project,” Mr. McTaggart noted.

Second Quarter 2018 Financial Results

Total revenues for the second quarter 2018 were $15.9 million, representing a 3.9% increase from $15.3 million in the second quarter of 2017. Gross profit amounted to $6.6 million, compared to $6.5 million in the year ago quarter. Inclusive of $0.7 million in Rosarito-related expenses, net income attributable to Consolidated Water stockholders was $2.2 million, or $0.14 per fully diluted share, compared to $0.6 million, or $0.04 per fully diluted share, reported in last year’s comparable quarter. In the second quarter of 2017, the Company recorded an impairment loss of $1.0 million relating to its Bali operations, however this subsidiary did not have a material adverse impact on the Company’s results of operations for the second quarter of 2018.

First Half 2018 Financial Results

Total revenues for the first six months of 2018 were $31.2 million, compared to the $31.0 million reported in last year's comparable period. Gross profit was $13.2 million, compared to $13.3 million for the first half of 2017. Net income attributable to Consolidated Water stockholders was $4.3 million ($0.28 per fully diluted share), an increase of 31.5% from the $3.3 million ($0.22 per fully diluted share), earned in the first six months of 2017. Net income and diluted EPS for the first half of 2018 and 2017 included operating expenses of $1.3 million and $1.6 million, respectively, related to development costs for the Rosarito desalination plant.

Segment Results

	Three Months Ended June 30, 2018 (Unaudited)
	Retail	Bulk	Services	Manufacturing	Total
Revenues	$6,268,023	$8,488,850	$122,912	$992,430	$15,872,215
Cost of revenues	2,722,650	5,793,704	104,069	655,679	9,276,102
Gross profit	$3,545,373	$2,695,146	$18,843	$336,751	$6,596,113

	Three Months Ended June 30, 2017 (Unaudited)
	Retail	Bulk	Services	Manufacturing	Total
Revenues	$6,064,016	$8,043,921	$119,204	$1,056,047	$15,283,188
Cost of revenues	2,722,890	5,152,212	103,753	847,760	8,826,615
Gross profit	$3,341,126	$2,891,709	$15,451	$208,287	$6,456,573

Summary and Outlook

“Our core desalination business continued its steady performance year-to-date, and the outlook for this business is favorable for volume increases in the Caribbean, particularly in the Cayman Islands, which is experiencing positive tourism industry trends. Additionally, we continue to expect improved year-over-year results from our manufacturing operations for the full 2018 fiscal year.”

“We continue to maintain solid forward momentum with respect to our transformational Rosarito project, which is envisioned as the largest desalination plant in the Western Hemisphere. We remain focused on the negotiation and execution of the debt financing agreements necessary to provide the funding for the first phase of the project. As a reminder, the first phase of the project will supply 50 million gallons of water a day to Mexico, with an opportunity to expand the plant capacity in the project’s second phase by an additional 50 million gallons per day.“

“Our company continues to be very well capitalized, providing us with the ability to execute on our growth strategy while simultaneously returning capital to our shareholders in the form of dividends,” Mr. McTaggart concluded.

Investor Conference Call

The Company will host a conference call at 8:30 a.m. Eastern Time (EDT) on Monday, August 13, 2018 to review the Company's operating results for the second quarter of 2018, along with other relevant topics of interest. Shareholders and other interested parties may participate in the conference call by dialing 844-875-6913 (international participants dial 412-317-6709) and requesting participation in the "Consolidated Water Company Call" a few minutes before 8:30 a.m. EDT on Monday, August 13, 2018.

A replay of the conference call will be available one hour after the call through Monday, August 20, 2018 at 8:30 a.m. EDT by dialing 877-344-7529 (international participants dial 412-317-0088) and entering the conference ID # 10122958.

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates seawater desalination plants and water distribution systems in areas of the world where naturally occurring supplies of potable water are scarce. The Company operates water production and/or distribution facilities in the Cayman Islands, Belize, the British Virgin Islands, The Commonwealth of The Bahamas, and Bali, Indonesia. The Company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment in the United States.

Consolidated Water Co. Ltd. is headquartered in George Town, Grand Cayman, in the Cayman Islands. The Company’s ordinary (common) stock is traded on the NASDAQ Global Select Market under the symbol “CWCO”. Additional information on the Company is available on its website at http://www.cwco.com.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “intend”, “expect”, “should” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, changes in its relationships with the governments of the jurisdictions in which it operates, the outcome of its negotiations with the Cayman government regarding a new retail license agreement, its ability to successfully secure contracts for new water projects including the project under development in Baja California, Mexico, its ability to develop and operate such projects profitably, its ability to renew existing bulk water supply contracts, its ability to collect its delinquent accounts receivable in the Bahamas, and its ability to manage growth and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact our investor relations firm, AdvisIRy Partners:

Lynn Morgen: (212) 223-4147 lynn.morgen@advisiry.com

Eric Prouty: (212) 750-5800 eric.prouty@advisiry.com

Viktoriia Nakhla: (646) 625-4800 vicky.nakhla@advisiry.com

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$34,092,347	$47,182,966
Accounts receivable, net	22,161,267	15,047,846
Inventory	2,703,806	1,744,445
Prepaid expenses and other current assets	1,880,849	1,077,257
Current portion of loans receivable	1,446,540	1,400,448
Costs and estimated earnings in excess of billings	844,693	238,435
Total current assets	63,129,502	66,691,397
Property, plant and equipment, net	48,476,540	50,525,064
Construction in progress	11,397,699	1,823,284
Inventory, non-current	4,706,727	4,758,973
Loans receivable	-	734,980
Investment in OC-BVI	2,501,008	2,783,882
Goodwill	8,384,248	8,384,248
Land held for development	20,642,660	20,558,424
Intangible assets, net	3,062,337	3,765,434
Other assets	5,000,103	5,455,209
Total assets	$167,300,824	$165,480,895

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and other current liabilities	$5,841,427	$5,662,448
Dividends payable	1,285,270	1,281,612
Note payable to related party	294,000	686,000
Billings in excess of costs and estimated earnings	1,971	1,258
Total current liabilities	7,422,668	7,631,318
Deferred tax liability	832,917	1,024,893
Other liabilities	778,307	803,307
Total liabilities	9,033,892	9,459,518
Commitments and contingencies
Equity
Consolidated Water Co. Ltd. stockholders' equity
Redeemable preferred stock, $0.60 par value. Authorized 200,000 shares; issued and outstanding 41,033 and 33,488 shares, respectively	24,620	20,093
Class A common stock, $0.60 par value. Authorized 24,655,000 shares; issued and outstanding 14,959,309 and 14,918,869 shares, respectively	8,975,585	8,951,321
Class B common stock, $0.60 par value. Authorized 145,000 shares; none issued	-	-
Additional paid-in capital	86,717,545	86,405,387
Retained earnings	54,835,603	53,105,196
Cumulative translation adjustment	(549,555)	(549,555)
Total Consolidated Water Co. Ltd. stockholders' equity	150,003,798	147,932,442
Non-controlling interests	8,263,134	8,088,935
Total equity	158,266,932	156,021,377
Total liabilities and equity	$167,300,824	$165,480,895

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Retail revenues	$6,268,023	$6,064,016	$12,699,371	$12,540,620
Bulk revenues	8,488,850	8,043,921	16,717,365	15,734,323
Services revenues	122,912	119,204	246,676	249,456
Manufacturing revenues	992,430	1,056,047	1,545,198	2,435,895
Total revenues	15,872,215	15,283,188	31,208,610	30,960,294

Cost of retail revenues	2,722,650	2,722,890	5,484,204	5,407,176
Cost of bulk revenues	5,793,704	5,152,212	11,190,295	10,168,001
Cost of services revenues	104,069	103,753	238,940	205,919
Cost of manufacturing revenues	655,679	847,760	1,094,540	1,889,057
Total cost of revenues	9,276,102	8,826,615	18,007,979	17,670,153
Gross profit	6,596,113	6,456,573	13,200,631	13,290,141
General and administrative expenses	4,554,754	5,001,669	9,322,198	9,798,861
Loss on asset dispositions and impairments, net	650	997,006	1,990	987,406
Income from operations	2,040,709	457,898	3,876,443	2,503,874

Other income (expense):
Interest income	170,102	108,881	331,223	231,072
Interest expense	(2,876)	(7,939)	(4,630)	(10,162)
Profit sharing income from OC-BVI	56,700	-	85,050	10,125
Equity in the earnings (losses) of OC-BVI	157,483	(37,824)	238,076	(10,958)
Net unrealized gain (loss) on put/call options	84,000	(13,000)	(122,000)	152,000
Other	(158,111)	(31,829)	(75,511)	39,991
Other income, net	307,298	18,289	452,208	412,068
Income before income taxes	2,348,007	476,187	4,328,651	2,915,942
Benefit from income taxes	(48,878)	(136,448)	(126,266)	(276,145)
Net income	2,396,885	612,635	4,454,917	3,192,087
Income (loss) attributable to non-controlling interests	208,692	(11,913)	174,199	(63,689)
Net income attributable to Consolidated Water Co. Ltd. stockholders	$2,188,193	$624,548	$4,280,718	$3,255,776

Basic earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders	$0.15	$0.04	$0.29	$0.22

Diluted earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders	$0.14	$0.04	$0.28	$0.22

Dividends declared per common share	$0.085	$0.075	$0.17	$0.15

Weighted average number of common shares used in the determination of:
Basic earnings per share	14,959,309	14,889,816	14,959,284	14,880,889
Diluted earnings per share	15,117,726	15,055,554	15,116,712	15,045,204